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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors
ACCEL International Corporation:


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-16953, No. 33-48023, No. 33-19191 and No. 2-82736) pertaining to the 1996 Stock Incentive Plan, the First Restatement of the 1987 Stock Incentive Plan, the 1987 Incentive Stock Option Plan, and the 1982 Incentive Stock Option Plan, respectively, and in the related Prospectus, of our report dated March 26,1999, relating to the consolidated financial statements of ACCEL International Corporation and subsidiaries (the Company) as of December 31, 1998 and for the year then ended, and all related schedules (all as listed in the index in Item 14(a) in Form 10-K), which report appears in the December 31, 1998 annual report on Form 10-K of ACCEL International Corporation and subsidiaries.




                                                                        KPMG LLP

Houston, Texas
March 26, 1999